Exhibit 10.5

Employee Agreement

RESTRICTED STOCK AWARD AGREEMENT

Tailored Brands, Inc.

2016 Long-Term Incentive Plan

This Restricted Stock Award Agreement (this  “Agreement”) is made by and between Tailored Brands, Inc., a Texas corporation (the “Company”), and _________________________________ (the “Employee”) effective as of _______________ __, 20___ ( the “Grant Date”), pursuant to the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the “Plan”), a copy of which previously has been made available to the Employee and the terms and provisions of which are incorporated by reference herein.

Whereas, the Company desires to grant to the Employee the shares of Stock specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

Whereas, the Employee desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “Change in Control Plan” shall mean either (i) the Tailored Brands, Inc. Senior Executive Change in Control Severance Plan, adopted effective September 8, 2016, or (ii) the Tailored Brands, Inc. Vice President Change in Control Severance Plan, amended and restated effective September 8, 2016.

(b) “Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Shares issued to the Employee hereunder and the obligation to forfeit and surrender such Shares to the Company.

(c) “Period of Restriction”  shall mean the period during which Restricted Shares are subject to Forfeiture Restrictions and during which Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.

(d) “Restricted Shares” shall mean the shares of Stock that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

Employee Agreement

2. Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Employee’s name the following Shares as Restricted Shares:  ____________ shares of Stock.  The Company shall cause certificates evidencing the Restricted Shares, and any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Employee’s name.  During the Period of Restriction such certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Employee shall have the right to vote the Restricted Shares awarded to the Employee and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Stock, with respect to such Restricted Shares, with the exception that (a) the Employee shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction.  Upon issuance the certificates shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse,  together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of the Shares set forth in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

3. Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Employee also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.  The Shares are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the Shares is available from the Company.

Employee Agreement

4. Vesting.

(a) The Shares that are granted hereby shall be subject to the Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Shares that are awarded hereby in accordance with the following schedule, provided that the Employee’s employment with the Company and its subsidiaries has not terminated prior to the applicable lapse date:

Lapse Date	Number of Restricted Shares as to Which Forfeiture Restrictions Lapse

(b) Upon the lapse of the Forfeiture Restrictions with respect to the Shares granted hereby the Company shall cause to be delivered to the Employee a stock certificate representing such Shares, and such Shares shall be transferable by the Employee (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

(c) If the Employee ceases to be employed by the Company or a Affiliate for any reason before the applicable lapse date including due to the death or Disability of the Employee, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and all unvested Restricted Shares shall be forfeited to the Company.

5. Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6. Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Employee for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Employee in any capacity any tax required to be withheld by reason of such resulting income.

7. Section 83(b) Election.  The Employee shall not exercise the election permitted under section 83(b) of the Code with respect to the Restricted Shares without the prior written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, the Employee shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

Employee Agreement

8. No Fractional Shares.  All provisions of this Agreement concern whole shares of Stock.  If the application of any provision hereunder would yield a fractional share of Stock, such fractional share of Stock shall be rounded down to the next whole share of Stock if it is less than 0.5 and rounded up to the next whole share of Stock if it is 0.5 or more.

9. Employment Relationship.  For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company and its Affiliates as long as the Employee has an employment relationship with the Company and its Affiliates.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

10. Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company or any Affiliate, to guarantee the right to remain employed by the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ the Employee for any period of time.

11. Legend.  The Employee consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

12. Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Employee at the Employee’s residential address indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13. Amendment and Waiver.    Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Employee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

Employee Agreement

14. Governing Law and Severability.    The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15. Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s permitted assigns, executors, administrators, agents, legal and personal representatives.

16. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

17. Forfeiture for Cause.    Notwithstanding any other provision of this Agreement, the Restricted Shares granted hereunder shall be subject to the Forfeiture for Cause provisions contained in Section 4.7 of the Plan.

18. Effect on Other Agreements.  The parties acknowledge and agree that, with the exception of a Change in Control Plan or an employment agreement, if either or both are applicable to the Employee, the provisions of this Agreement shall supersede any and all other agreements and rights that the Employee has under any agreements or arrangements between the Employee and the Company, whether in writing or otherwise, with respect to the matters set forth herein.

Employee Agreement

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

TAILORED BRANDS, INC.

By:

Name:

Title:

EMPLOYEE:

Name:

Address:

Employee Agreement

Irrevocable Stock Power

Know all men by these presents, that the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Tailored Brands, Inc., a Texas corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective _______________ __, 20___, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power effective _______________ __, 20___.

Name: